                                                                     EXHIBIT 4.5


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                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                      PRUDENTIAL FINANCIAL CAPITAL TRUST I


                        Dated as of __________ ___, 2001


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                          Page
ARTICLE I  INTERPRETATIONS AND DEFINITIONS...............................................................   1

   SECTION 1.1      INTERPRETATIONS......................................................................   1
   SECTION 1.2      DEFINITIONS..........................................................................   2

ARTICLE II  TRUST INDENTURE ACT..........................................................................  10

   SECTION 2.1      TRUST INDENTURE ACT; APPLICATION.....................................................  10
   SECTION 2.2      LISTS OF HOLDERS OF SECURITIES.......................................................  10
   SECTION 2.3      REPORTS BY THE PROPERTY TRUSTEE......................................................  11
   SECTION 2.4      PERIODIC REPORTS TO PROPERTY TRUSTEE.................................................  11
   SECTION 2.5      EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.....................................  11
   SECTION 2.6      EVENTS OF DEFAULT; WAIVER............................................................  12
   SECTION 2.7      EVENTS OF DEFAULT; NOTICE............................................................  13

ARTICLE III  ORGANIZATION................................................................................  14

   SECTION 3.1      NAME.................................................................................  14
   SECTION 3.2      OFFICE...............................................................................  14
   SECTION 3.3      PURPOSE; GRANTOR TRUST...............................................................  14
   SECTION 3.4      AUTHORITY............................................................................  15
   SECTION 3.5      TITLE TO PROPERTY OF THE TRUST.......................................................  15
   SECTION 3.6      POWERS AND DUTIES OF THE ADMINISTRATIVE TRUSTEES.....................................  15
   SECTION 3.7      PROHIBITION OF ACTIONS BY THE TRUST AND THE TRUSTEES.................................  18
   SECTION 3.8      POWERS AND DUTIES OF THE PROPERTY TRUSTEE............................................  19
   SECTION 3.9      CERTAIN DUTIES AND RESPONSIBILITIES OF THE PROPERTY TRUSTEE..........................  21
   SECTION 3.10     CERTAIN RIGHTS OF PROPERTY TRUSTEE...................................................  22
   SECTION 3.11     DELAWARE TRUSTEE.....................................................................  25
   SECTION 3.12     EXECUTION OF DOCUMENTS...............................................................  25
   SECTION 3.13     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES...............................  25
   SECTION 3.14     DURATION OF TRUST....................................................................  26
   SECTION 3.15     MERGERS..............................................................................  26
   SECTION 3.16     PROPERTY TRUSTEE MAY FILE PROOFS OF CLAIM............................................  28

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
ARTICLE IV  SPONSOR......................................................................................  28

   SECTION 4.1      SPONSOR'S PURCHASE OF COMMON SECURITIES..............................................  28
   SECTION 4.2      RIGHTS AND RESPONSIBILITIES OF THE SPONSOR...........................................  29
   SECTION 4.3      RIGHT TO PROCEED.....................................................................  29
   SECTION 4.4      EXPENSES.............................................................................  29

ARTICLE V  TRUSTEES......................................................................................  30

   SECTION 5.1      NUMBER OF TRUSTEES...................................................................  30
   SECTION 5.2      DELAWARE TRUSTEE.....................................................................  31
   SECTION 5.3      PROPERTY TRUSTEE; ELIGIBILITY........................................................  31
   SECTION 5.4      CERTAIN QUALIFICATIONS OF ADMINISTRATIVE TRUSTEES AND DELAWARE
                    TRUSTEE GENERALLY....................................................................  32
   SECTION 5.5      ADMINISTRATIVE TRUSTEES..............................................................  32
   SECTION 5.6      APPOINTMENT, REMOVAL AND RESIGNATION OF TRUSTEES.....................................  32
   SECTION 5.7      VACANCIES AMONG TRUSTEES.............................................................  34
   SECTION 5.8      EFFECT OF VACANCIES..................................................................  34
   SECTION 5.9      MEETINGS.............................................................................  34
   SECTION 5.10     DELEGATION OF POWER..................................................................  35
   SECTION 5.11     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS..........................  35

ARTICLE VI  DISTRIBUTIONS................................................................................  35

   SECTION 6.1      DISTRIBUTIONS........................................................................  35

ARTICLE VII  ISSUANCE OF SECURITIES......................................................................  36

   SECTION 7.1      GENERAL PROVISIONS REGARDING SECURITIES..............................................  36
   SECTION 7.2      PAYING AGENT; REGISTRAR..............................................................  37

ARTICLE VIII  TERMINATION OF TRUST.......................................................................  38

   SECTION 8.1      DISSOLUTION OF TRUST.................................................................  38

ARTICLE IX  TRANSFER OF INTERESTS........................................................................  38

   SECTION 9.1      TRANSFER OF SECURITIES...............................................................  38
   SECTION 9.2      TRANSFER OF CERTIFICATES.............................................................  39
   SECTION 9.3      DEEMED SECURITY HOLDERS..............................................................  39
   SECTION 9.4      BOOK-ENTRY INTERESTS.................................................................  40
   SECTION 9.5      NOTICES TO CLEARING AGENCY...........................................................  41

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
   SECTION 9.6      APPOINTMENT OF SUCCESSOR CLEARING AGENCY.............................................  41
   SECTION 9.7      DEFINITIVE CAPITAL SECURITY CERTIFICATES.............................................  41
   SECTION 9.8      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES....................................  42
   SECTION 9.9      CANCELLATION.........................................................................  42

ARTICLE X  LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS..........................  43

   SECTION 10.1     LIABILITY............................................................................  43
   SECTION 10.2     EXCULPATION..........................................................................  43
   SECTION 10.3     FIDUCIARY DUTY.......................................................................  43
   SECTION 10.4     INDEMNIFICATION......................................................................  44
   SECTION 10.5     OUTSIDE BUSINESSES...................................................................  47

ARTICLE XI  ACCOUNTING...................................................................................  48

   SECTION 11.1     FISCAL YEAR..........................................................................  48
   SECTION 11.2     CERTAIN ACCOUNTING MATTERS...........................................................  48
   SECTION 11.3     BANKING..............................................................................  48
   SECTION 11.4     WITHHOLDING..........................................................................  49

ARTICLE XII  AMENDMENTS AND MEETINGS.....................................................................  49

   SECTION 12.1     AMENDMENTS...........................................................................  49
   SECTION 12.2     MEETINGS OF THE HOLDERS OF SECURITIES; ACTION BY WRITTEN CONSENT.....................  51

ARTICLE XIII  REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE...................................  52

   SECTION 13.1     REPRESENTATIONS AND WARRANTIES OF PROPERTY TRUSTEE...................................  52
   SECTION 13.2     REPRESENTATIONS AND WARRANTIES OF DELAWARE TRUSTEE...................................  53

ARTICLE XIV  MISCELLANEOUS...............................................................................  54

   SECTION 14.1     NOTICES..............................................................................  54
   SECTION 14.2     GOVERNING LAW........................................................................  55
   SECTION 14.3     INTENTION OF THE PARTIES.............................................................  55
   SECTION 14.4     HEADINGS.............................................................................  55
   SECTION 14.5     SUCCESSORS AND ASSIGNS...............................................................  56
   SECTION 14.6     PARTIAL ENFORCEABILITY...............................................................  56

   SECTION 14.7     COUNTERPARTS.........................................................................  56
   SECTION 14.8     CUSIP NUMBERS........................................................................  56


ANNEX I  TERMS AND CONDITIONS OF COMMON AND CAPITAL TRUST SECURITIES
EXHIBIT A-1................................ FORM OF CAPITAL SECURITY CERTIFICATE
EXHIBIT A-2................................ FORM OF COMMON SECURITY CERTIFICATE
EXHIBIT B.................................. SPECIMEN OF DEBENTURE
EXHIBIT C.................................. FORM OF REMARKETING AGREEMENT

                   AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                     PRUDENTIAL FINANCIAL CAPITAL TRUST I


                                   ___, 2001

     AMENDED AND RESTATED DECLARATION OF TRUST (the "Declaration") dated and effective as of ___, 2001, by the Trustees (as defined herein), the Sponsor (as defined herein) and by the Holders (as defined herein), from time to time, of the securities representing undivided beneficial interests in the assets of the Trust (as defined herein) to be issued pursuant to this Declaration;

     WHEREAS, certain of the Trustees and the Sponsor established Prudential Financial Capital Trust I (the "Trust"), a trust under the Business Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of September 24, 2001 (the "Original Declaration"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on September 24, 2001, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer (each, as defined herein);

     WHEREAS, all of the parties hereto, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and

     NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the Trust and Holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                   ARTICLE I
                        INTERPRETATIONS AND DEFINITIONS

SECTION 1.1    INTERPRETATIONS

     Unless the context otherwise requires:

     (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Declaration has the same meaning throughout;

     (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

     (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

     (e) a term defined in the Trust Indenture Act (as defined herein) has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

     (f)  a reference to the singular includes the plural and vice versa.

SECTION 1.2    DEFINITIONS

     "Administrative Trustee" has the meaning set forth in Section 5.1.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. When used with respect to any Person, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" and "under common control with" have meanings correlative to the foregoing.

     "Agent" means any Paying Agent or Registrar.

     "Applicable Spread" means the spread determined as set forth below, based on the prevailing rating, as defined below, of the Sponsor's senior unsecured debt in effect at the close of business on the Business Day immediately preceding the date of the Last Failed Remarketing:

     Prevailing Rating of Senior Notes       Applicable Spread
     ---------------------------------       -----------------
               AA/Aa
               A/A
               BBB/Baa
               Below BBB/Baa

     For purposes of this definition, the "prevailing rating" of the Sponsor's senior unsecured debt shall be:

          (i) AA/Aa if the senior unsecured debt has a credit rating of AA-or better by Standard & Poor's Ratings Services ("S&P") and Aa3 or better by Moody's Investors Service, Inc. ("Moody's") or the equivalent of these ratings by those agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent, after consultation with the Sponsor;

          (ii) A/A if the senior unsecured debt has a credit rating of A- or better by S&P and A3 or better by Moody's or the equivalent of these ratings by those agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent, after consultation with the Sponsor;

          (iii) BBB/Baa if the senior unsecured debt has a credit rating of BBB- or better by S&P and Baa3 or better by Moody's or the equivalent of these ratings by those agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing agent, after consultation with the Sponsor; or

          (iv)    if none of the above applies, then Below BBB/Baa.

Notwithstanding the foregoing:

                  (A) if (i) the credit rating of the senior unsecured debt by S&P is on the "Credit Watch" of S&P with a designation of "negative implications" or "developing," or (ii) the credit rating of the senior unsecured debt by Moody's is on the "Corporate Credit Watch List" with a designation of "downgrade" or "uncertain," or, in each case, on any successor list of S&P or Moody's with a comparable designation, the prevailing ratings of the senior unsecured debt shall be deemed to be within a range one full level lower in the above table than those actually assigned to the senior unsecured debt by Moody's and S&P;

                  (B) if the senior unsecured debt is rated by only one rating agency at or before the time of remarketing, the prevailing rating will at all times be determined without reference to the rating of any other rating agency; and

                  (C) if no rating agency has a rating of the senior unsecured debt in effect and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the prevailing rating shall be deemed to be Below BBB/Baa.

     "Authorized Officer" means (i) with respect to the Sponsor, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Sponsor and (ii) with respect to any other Person, any Person that is authorized to bind such Person.

     "Book Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.

     "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions and trust companies in The City of New York are authorized or required by law, regulation or executive order to close.

     "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

     "Capital Security" has the meaning set forth in Section 7.1(a).

     "Capital Security Beneficial Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency

(directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Capital Security Certificate" means a certificate representing a Capital Security substantially in the form of Exhibit A-1.

     "Capital Securities Guarantee" means the Guarantee Agreement to be dated as of ___, 2001 of the Sponsor in respect of the Capital Securities.

     "Certificate" means a Common Security Certificate or a Capital Security Certificate.

     "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Capital Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Capital Securities.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" has the meaning set forth in the Underwriting Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

     "Collateral Agent" has the meaning set forth in the Purchase Contract Agreement.

     "Commission" means the Securities and Exchange Commission.

     "Common Security" has the meaning set forth in Section 7.1(a).

     "Common Securities Guarantee" means the Guarantee Agreement to be dated as of ___, 2001 of the Sponsor in respect of the Common Securities.

     "Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security substantially in the form of Exhibit A-2.

     "Corporate Trust Office" means the office of JPMorgan Chase Bank, the Property Trustee, at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Institutional Trust Services.

     "Coupon Rate" has the meaning set forth in the Purchase Contract Agreement.

     "Covered Person" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

     "Creditor" has the meaning set forth in Section 4.4.

     "Debenture Issuer" means Prudential Financial, Inc., a New Jersey corporation, in its capacity as issuer of the Debentures under the Indenture.

     "Debenture Trustee" means JPMorgan Chase Bank, a New York banking corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

     "Debentures" means the series of ___ % debentures to be issued by the Debenture Issuer under the Indenture, a specimen certificate for such series of Debentures being Exhibit B.

     "Declaration" has the meaning specified in the introductory paragraph.

     "Definitive Capital Security Certificates" has the meaning set forth in
Section 9.4.

     "Delaware Trustee" has the meaning set forth in Section 5.2.

     "Depositary" means, initially, DTC, until another Clearing Agency becomes its successor.

     "Direct Action" has the meaning set forth in Section 3.8(e).

     "Direction" by a Person means a written direction signed:

     (a)  if the Person is a natural person, by that Person; or

     (b) in any other case, in the name of such Person by one or more Authorized Officers of that Person.

     "Distribution" means a distribution payable to Holders of Securities in accordance with Section 6.1.

     "DTC" means The Depository Trust Company, the initial Clearing Agency.

     "Event of Default" in respect of the Securities means an Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "Failed Remarketing" has the meaning set forth in the Purchase Contract Agreement.

     "Fiduciary Indemnified Person" has the meaning set forth in Section
10.4(b).

     "Fiscal Year" has the meaning specified in Section 11.1.

     "Global Certificate" has the meaning set forth in Section 9.4.

     "Holder" or "holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

     "Indemnified Person" means a Sponsor Indemnified Person or a Fiduciary Indemnified Person.

     "Indenture" means the Indenture dated as of ___, 2001, among the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued.

     "Initial Remarketing Date" means ___, 2004.

     "Initial Remarketing Period" has the meaning set forth in the Purchase Contract Agreement.

     "Investment Company" means an investment company as defined in the Investment Company Act.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Last Failed Remarketing" has the meaning specified in the Purchase Contract Agreement.

     "Legal Action" has the meaning set forth in Section 3.6(a)(vi).

     "Liquidation Distribution" has the meaning set forth in Annex I.

     "List of Holders" has the meaning set forth in Section 2.2(a).

     "Majority in liquidation amount of the Securities" means, except as provided in the terms and conditions of the Capital Securities set forth in Annex I hereto or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount of all outstanding Securities of the relevant class.

     "Ministerial Action" has the meaning set forth in the terms of the Securities as set forth in Annex I.

     "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

     (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officer's Certificate;

     (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "Original Declaration" has the meaning specified in the first Recital.

     "Paying Agent" has the meaning set forth in Section 7.2.

     "Payment Amount" has the meaning set forth in Section 6.1.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Pledged Capital Securities" has the meaning set forth in the Pledge Agreement.

     "Property Trustee" means the Trustee meeting the eligibility requirements set forth in Section 5.3, which initially shall be JPMorgan Chase Bank.

     "Property Trustee Account" has the meaning set forth in Section 3.8(c).

     "Purchase Contract Agent" means JPMorgan Chase Bank, as purchase contract agent under the Purchase Contract Agreement until a successor is appointed thereunder, and thereafter means such successor Purchase Contract Agent.

     "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of ___, 2001 between the Purchase Contract Agent and the Sponsor.

     "Quorum" means a majority of the Administrative Trustees or, if there are only two Administrative Trustees, both of them.

     "Registrar" has the meaning set forth in Section 7.2.

     "Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

     "Remarketing Agent" has the meaning set forth in the Purchase Contract Agreement.

     "Remarketing Agreement" means the form of Remarketing Agreement to be entered into by and among the Sponsor, the Trust, the Remarketing Agent and the Purchase Contract Agent in connection with the remarketing of the capital securities, substantially in the form of Exhibit C hereto.

     "Remarketing Value" has the meaning set forth in the Purchase Contract Agreement.

     "Reset Agent" means a nationally recognized investment banking firm chosen by the Sponsor to determine the Reset Rate.

     "Reset Rate" means the lowest distribution rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), to be determined by the Reset Agent, that the Capital Securities should bear in order for the Capital Securities to have a market value at the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be, of 100.5% of the Remarketing Value, assuming, for this purpose, even if not true, that all of the Capital Securities are held as components of Normal Units and will be remarketed; provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Coupon Rate, as defined in Annex I hereto, until the Capital Securities are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement.

     "Responsible Officer" means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee (or any successor of the Property Trustee), including, but not limited to, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or other officer of the Corporate Trust Office of the Property Trustee assigned by the Property Trustee to administer its corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject, in each case who shall have direct responsibility for the administration of this Declaration.

     "Securities" means the Common Securities and the Capital Securities.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

     "Securities Guarantees" means the Common Securities Guarantee and the Capital Securities Guarantee.

     "Sponsor" means Prudential Financial, Inc., a New Jersey corporation, or any successor entity in a merger or consolidation, in its capacity as sponsor of the Trust.

     "Sponsor Indemnified Person" means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee or any Affiliate of any Administrative Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

     "Subsequent Remarketing Date" has the meaning set forth in the Purchase Contract Agreement.

     "Subsequent Remarketing Period" has the meaning set forth in the Purchase Contract Agreement.

     "Successor" has the meaning set forth in the Indenture.

     "Successor Common Securities" has the meaning specified in Section 3.15(b)(i)(B).

     "Successor Delaware Trustee" has the meaning set forth in Section
5.6(b)(ii).

     "Successor Entity" has the meaning set forth in Section 3.15(b)(i).

     "Successor Property Trustee" has the meaning set forth in Section
3.8(f)(ii).

     "Successor Securities" has the meaning specified in Section 3.15(b)(i)(B).

     "Super Majority" has the meaning set forth in Section 2.6(a)(ii).

     "10% in liquidation amount of the Securities" means, except as provided in the terms of the Capital Securities set forth in Annex I hereto or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount of all outstanding Securities of the relevant class.

     "Termination Event" has the meaning set forth in the Purchase Contract Agreement.

     "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Trust" has the meaning specified in the first Recital.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

     "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

     "Two-Year Benchmark Treasury Rate" means the bid side rate at 10:00 a.m., New York City time, on the third Business Day preceding __________, 2004 [Insert stock purchase date] for direct obligations of the United States of America with a maturity comparable to the remaining term to maturity of the Debentures held by the Trust, as agreed upon by the Sponsor and the Remarketing Agent. This rate will be as displayed in the Telerate system or, if the Telerate system is no longer available or, in the opinion of the Remarketing Agent, after consultation with the Sponsor, no longer an appropriate system from which to obtain that rate, any other nationally recognized quotation system which is appropriate in the opinion of the Remarketing Agent, after consultation with the Sponsor. If the Two-Year Benchmark Treasury Rate is not displayed in the Telerate System, or other nationally recognized quotation system, as applicable, the Reset Rate will be calculated by the Remarketing Agent as the yield to maturity of the Capital Securities, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the third Business Day preceding _________, 2004 [Insert stock purchase date] of three leading United States government securities dealers selected by the Remarketing Agent, after consultation with the Sponsor, which may include the Remarketing Agent or an affiliate thereof.

     "Underwriting Agreement" means the Underwriting Agreement for the offering and sale of the Units.

     "Units" has the meaning set forth in the Purchase Contract Agreement.

                                  ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1    TRUST INDENTURE ACT; APPLICATION.

     (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

     (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     (d) Any application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2    LISTS OF HOLDERS OF SECURITIES.

     (a) Each of the Sponsor and the Administrative Trustees, on behalf of the Trust, shall provide the Property Trustee (i) within 15 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of such record date, provided that neither the Sponsor nor the Administrative Trustees, on behalf of the Trust, shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Administrative Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request by the Property Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Property Trustee, excluding from any such list names and addresses provided by the Property Trustee in its capacity as Registrar. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in the Lists of Holders given to it or which it receives in the capacity as Registrar (if acting in such capacity), provided that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3    REPORTS BY THE PROPERTY TRUSTEE.

     Within 60 days after May 15 of each year, commencing May 15, 2002, the Property Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the other requirements of Section 313(d) of the Trust Indenture Act. The Sponsor shall promptly notify the Property Trustee if and when the Capital Securities are listed on any stock exchange.

SECTION 2.4    PERIODIC REPORTS TO PROPERTY TRUSTEE.

     Each of the Sponsor and the Administrative Trustees, on behalf of the Trust, shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a)(4) of the Trust Indenture Act, such compliance certificate to be delivered annually on or before 120 days after the end of each fiscal year of the Sponsor.

     Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Sponsor's or Administrative Trustees' compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 2.5    EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

     Each of the Sponsor and the Administrative Trustees, on behalf of the Trust, shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officer's Certificate.

SECTION 2.6    EVENTS OF DEFAULT; WAIVER.

     (a) The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default in respect of the Capital Securities and its consequences, provided that, if the underlying Event of Default under the
Indenture:

          (i) is not waivable under the Indenture, the Event of Default under this Declaration shall also not be waivable; or

          (ii) requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Event of Default under this Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Capital Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Capital Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Capital Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Capital Securities or impair any right consequent thereon. Any waiver by the Holders of the Capital Securities of an Event of Default with respect to the Capital Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

     (b) The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

          (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under this Declaration as provided below in this Section 2.6(b) and Section 2.6(c), the Event of Default under this Declaration shall also not be waivable; or

          (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under this Declaration as provided below in this
     Section 2.6(b), the Event of Default under this Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Capital Securities and only the Holders of the Capital Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

     (c) A waiver of an Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Capital Securities constitutes a waiver of the corresponding Event of Default with respect to the Capital Securities under this Declaration. Any waiver of an Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Capital Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of the corresponding Event of Default under this Declaration with respect to the Common Securities for all purposes of this Declaration without further act, vote or consent of the Holders of the Common Securities. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7    EVENTS OF DEFAULT; NOTICE.

     (a) The Property Trustee shall, within 90 days after a Responsible Officer of the Property Trustee obtains actual knowledge of the occurrence of an Event of Default, actually known to such Responsible Officer of the Property Trustee, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all such defaults with respect to the Securities, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be an Event of Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

     (b) The Property Trustee shall not be deemed to have knowledge of any default except:

          (i) a default under Sections 6.1(a) and 6.1(b) of the Indenture provided that the Property Trustee is also the Paying Agent under the Indenture; or

          (ii) any default as to which the Property Trustee shall have received written notice which references the Securities and this Declaration at its Corporate Trust Office or of which a Responsible Officer of the Property Trustee charged with the administration of this Declaration shall have actual knowledge.

     The Sponsor and the Administrative Trustee shall file annually with the Property Trustee a certification as to whether or not they are in compliance with all the conditions applicable to them under this Declaration.

                                  ARTICLE III
                                 ORGANIZATION

SECTION 3.1    NAME.

     The Trust is named "Prudential Financial Capital Trust I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Delaware Trustee, the Property Trustee and Holders of the Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 3.2    OFFICE.

     The address of the principal office of the Trust, for purposes of the Delaware Business Trust Act, is c/o Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Building 4, 3rd Floor, Newark, Delaware 19713. On ten Business Days written notice to the Property Trustee and Holders of the Securities, the Administrative Trustees may designate another principal office.

SECTION 3.3    PURPOSE; GRANTOR TRUST.

     (a)  The exclusive purposes and functions of the Trust are:

          (i) to issue and sell the Securities and use the gross proceeds from such sale to acquire the Debentures;

          (ii) to enter into and perform its obligations under the documents relating to the Securities to which the Trust is a party, including the Underwriting Agreement, Remarketing Agreement, Debenture Subscription Agreement and Common Securities Subscription Agreement;

          (iii) except as otherwise set forth herein, to engage in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

     (b) It is the intent of the parties to this Declaration for the Trust to be classified as a grantor trust for United States federal income tax purposes under Subpart E of Subchapter J of the Code, pursuant to which the owners of the Capital Securities and the Common Securities will be the owners of the Trust for United States federal income tax purposes, and such owners will include directly in their gross income the income, gain, deduction or loss of the Trust as if the Trust did not exist. By the acceptance of this Declaration the Trustees, the Sponsor, the Capital Security Beneficial Owners and the holders of the Common Securities agree that they will not take any position for United States federal income tax purposes which is contrary to the classification of the Trust as a grantor trust.

SECTION 3.4    AUTHORITY.

     Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees on behalf of the Trust in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

SECTION 3.5    TITLE TO PROPERTY OF THE TRUST.

     Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. A Holder shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6    POWERS AND DUTIES OF THE ADMINISTRATIVE TRUSTEES.

     (a) The Administrative Trustees shall have the exclusive power, duty and authority and are hereby authorized and directed to cause the Trust to engage in the following activities:

          (i) to execute, deliver, issue and sell the Capital Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to a simultaneous issuance of both Capital Securities and Common Securities on each Closing Date;

          (ii)    in connection with the issue and sale of the Capital
     Securities to:

                  (A) execute and file with the Commission the registration statement and the prospectus relating to the registration statement on Form S-1 prepared by the Sponsor, including any amendments or supplements thereto, pertaining to the Capital Securities and to take any other action relating to the registration and sale of the Capital Securities and the Units under federal and state securities laws;

                  (B) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

                  (C) execute and file an application, prepared by the Sponsor, to the New York Stock Exchange, Inc. or any other national stock exchange or the Nasdaq Stock Market's National Market for listing upon notice of issuance of any Capital Securities;

                  (D) execute and file with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor, relating to the registration of the Capital Securities under Section 12(b) of the Exchange Act;

                  (E) execute and deliver the documents relating to the Securities to which the Trust is a party, including the Underwriting Agreement, Remarketing Agreement, Debenture Subscription Agreement and Common Securities Subscription Agreement; and

                  (F) execute and deliver letters, documents or instruments with DTC and other Clearing Agencies relating to the Capital Securities.

          (iii) to acquire the Debentures with the proceeds of the sale of the Capital Securities and the Common Securities; provided, however, that the Administrative Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Trust and the Holders of the Capital Securities and the Holders of Common Securities;

          (iv) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, repayments, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates;

          (v) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of the Securities and this Declaration;

          (vi) to the fullest extent permitted by law, to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e) the Property Trustee has the exclusive power to bring such Legal Action;

          (vii) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay such compensation for such services as from time to time is agreed upon in writing;

          (viii) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act; (ix) to give the certificate required by
     Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

          (x) to incur expenses that are necessary, appropriate, convenient or incidental to carry out any of the purposes of the Trust;

          (xi) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

          (xii) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created;

          (xiii) to take any action, not inconsistent with this Declaration or with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust, including, but not limited to:

                  (A) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

                  (B) causing the Trust to be classified for United States federal income tax purposes as a grantor trust; and

                  (C) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes, provided that such action relating to this clause (C) does not adversely affect the interests of Holders;

          (xiv) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust;

          (xv) instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote the Securities; and

          (xvi) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary, appropriate, convenient or incidental to the foregoing, including with respect to the Trust's obligations set forth in the last sentence of Section 4.2 of the Purchase Contract Agreement.

     (b)  The Administrative Trustees must exercise the powers set forth in this
Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

     (c) Subject to this Section 3.6, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section
3.8. No permissive or authority available to the Administrative Trustees shall be construed to be a duty.

SECTION 3.7    PROHIBITION OF ACTIONS BY THE TRUST AND THE TRUSTEES.

     The Trust shall not, and the Administrative Trustees shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not, and the Administrative Trustees shall cause the Trust not to:

          (i) invest any proceeds received by the Trust with respect to the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

          (ii)    acquire any assets other than as expressly provided herein;

          (iii)   possess Trust property for other than a Trust purpose;

          (iv) make any loans or incur any indebtedness for borrowed money, other than loans represented by the Debentures;

          (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;

          (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

          (vii)   other than as provided in this Declaration or Annex I,

                  (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures,

                  (B) waive any past default that is waivable under the Indenture,

                  (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or

                  (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, unless, in the case of clauses (B), (C) and (D), the Trust shall have received an opinion of counsel to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust as a result of such action.

SECTION 3.8    POWERS AND DUTIES OF THE PROPERTY TRUSTEE.

     (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

     (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Administrative Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

     (c)  The Property Trustee shall:

          (i) establish and maintain a segregated non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Trust and the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the Holders of the Capital Securities and Holders of the Common Securities from the Property Trustee Account in accordance with Section 6.1. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness is rated at least "A" or above by a "nationally recognized statistical rating organization," as that term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (ii) engage in such ministerial activities as shall be necessary, appropriate, convenient or incidental to effect the repayment of the Capital Securities and the Common Securities to the extent the Debentures mature or are redeemed; and

          (iii) upon written notice of distribution issued by the Administrative Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary, appropriate, convenient or incidental to effect the distribution of the

     Debentures to Holders of Securities upon the dissolution of the Trust as set forth herein and in the terms of the Securities attached as Annex I hereto.

     (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Securities and this Declaration.

     (e) (i) Subject to Section 3.9(a), the Property Trustee may take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee's duties and obligations under this Declaration, or the Trust Indenture Act; provided, however, that if the Property Trustee fails to enforce its rights under the Debentures after a Holder of Capital Securities has made a written request, such Holder of Capital Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Debenture Issuer without first instituting any legal proceeding against the Property Trustee or any other Person.

          (ii) Notwithstanding the foregoing clause (i), if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest on or principal of the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action") on or after the due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of Common Securities will be subordinated to the rights of such Holders of Capital Securities. In connection with such Direct Action, the Debenture Issuer shall be subrogated to the rights of such Holder of Capital Securities with respect to payments on the Capital Securities under this Declaration to the extent of any payment made by the Debenture Issuer to such Holder of Capital Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures.

     (f) The Property Trustee shall continue to serve as a Trustee until either:

          (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

          (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.6 (a "Successor Property Trustee").

     (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee may, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities and this Declaration.

     (h) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.6.

     The Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9       CERTAIN DUTIES AND RESPONSIBILITIES OF THE PROPERTY TRUSTEE.

     (a) The Property Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants or obligations shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                  (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Declaration (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

          (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

          (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds is not reasonably assured to it under the terms of this Declaration or if indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

          (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its fiduciary accounts generally, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration, the Business Trust Act and the Trust Indenture Act;

          (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

          (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

          (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees or the Sponsor.

SECTION 3.10   CERTAIN RIGHTS OF PROPERTY TRUSTEE.

     (a)   Subject to the provisions of Section 3.9:

           (i) the Property Trustee may in absence of bad faith conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine (and with respect to the certificates, reports, statements and opinions, are, in the absence of bad faith, believed by it to be true and accurate) and to have been signed, sent or presented by the proper party or parties;

           (ii) any direction or act of the Sponsor or the Administrative Trustees contemplated by this Declaration shall be sufficiently evidenced by a Direction or an Officer's Certificate;

           (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of negligence or bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrative Trustees;

           (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or re-registration thereof;

           (v) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel and experts with respect to matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

           (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the reasonable costs, expenses (including reasonable attorneys' fees and expenses and the reasonable expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee, provided that nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration in the manner provided by Section 3.9(a);

           (vii) the Property Trustee shall be under no obligation to conduct an investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property

     Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

           (viii) the Property Trustee may execute any of the trusts or powers here under or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder in compliance with this Declaration;

           (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

           (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions;

           (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

           (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration;

           (xiii) the Property Trustee shall not be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Declaration, except if such breach or failure is due to any negligence, willful misconduct or bad faith of the Property Trustee; and

           (xiv) without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a bankruptcy, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

     (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 31.1    DELAWARE TRUSTEE.

     (a)  Notwithstanding any other provision of this Declaration other than
Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Trustees (except as required under the Business Trust Act) described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Business Trust Act. In the event that the Delaware Trustee shall at any time be required to take any action or perform any duty hereunder, the Delaware Trustee shall be entitled to the benefits of Section 3.9(b)(ii) through (viii) and Section 3.10. No implied covenants or obligations shall be read into this Declaration against the Delaware Trustee.

     (b) It is expressly understood and agreed by the parties hereto that in fulfilling its obligations as Delaware Trustee hereunder on behalf of the Trust
(i) any agreements or instruments executed and delivered by Chase Manhattan Bank USA, National Association, or any Successor Delaware Trustee, are executed and delivered not in its individual capacity but solely as Delaware Trustee under this Declaration in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by Chase Manhattan Bank USA, National Association, or any Successor Delaware Trustee, in its individual capacity but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Chase Manhattan Bank USA, National Association, or any Successor Delaware Trustee, in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Declaration, except if such breach or failure is due to any gross negligence, willful misconduct or bad faith of the Delaware Trustee.

SECTION 3.12   EXECUTION OF DOCUMENTS.

     Except as otherwise required by applicable law, any Administrative Trustee is authorized to execute on behalf of the Trust any documents that the Administrative Trustees have the power and authority to execute pursuant to
Section 3.6.

SECTION 3.13   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

     The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.14   DURATION OF TRUST.

     The Trust, unless dissolved pursuant to the provisions of Article VIII hereof, shall dissolve on ___, 2008.

SECTION 3.15  MERGERS.

     (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described in Section 3.15
(b) and (c).

     (b) The Trust may, with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State:

          (i) if the Trust is not the surviving entity, the successor entity (the "Successor Entity") either:

                (A) expressly assumes all of the obligations of the Trust under the Securities; or

                (B) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Capital Securities rank with respect to Distributions and payments upon liquidation, redemption, repayment and otherwise and substitutes for the Common Securities other securities having substantially the same terms as the Common Securities (the "Successor Common Securities"), so long as the Successor Common Securities rank the same as the Common Securities rank with respect to Distributions and payments upon liquidation, redemption, repayment and otherwise;

          (ii) the Debenture Issuer expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the holder of the Debentures;

          (iii) if the Capital Securities are listed or quoted, any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange, national automated quotation system or with another organization on which the Capital Securities are then listed or quoted;

          (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

          (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities and any Successor Common Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the new entity) ;

          (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

          (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Sponsor has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

                (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the new entity);

                (B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

                (C) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

          (viii) the Sponsor owns, directly or indirectly, all of the common securities of such Successor Entity;

          (ix) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Securities Guarantees; and

          (x) there shall have been furnished to the Property Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent in this Declaration to such transaction have been satisfied.

     (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities,consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

SECTION 3.16  PROPERTY TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

             (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

             (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

             Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

                                  ARTICLE IV
                                    SPONSOR

SECTION 4.1  SPONSOR'S PURCHASE OF COMMON SECURITIES.

     On the Closing Date the Sponsor will purchase all of the Common Securities issued by the Trust, in an amount at least equal to 3.0% of the capital of the Trust, at the same time as the Capital Securities are sold.

SECTION 4.2  RIGHTS AND RESPONSIBILITIES OF THE SPONSOR.

     In connection with the issue, sale and, if necessary, the remarketing of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

     (a) to prepare for filing by the Trust with the Commission and execute a registration statement on Form S-1 in relation to the Capital Securities and/or the Units, including any amendments thereto;

     (b) if necessary, to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and/or the Units and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

     (c) if necessary, to prepare for filing by the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq Stock Market's National Market for listing upon notice of issuance of the Units and, if applicable, of the Capital Securities;

     (d) if necessary, to prepare for filing by the Trust with the Commission of a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and

     (e) to negotiate the terms of the Remarketing Agreement and the Underwriting Agreement providing for the sale of the Capital Securities.

SECTION 4.3  RIGHT TO PROCEED.

     The Sponsor acknowledges the rights of Holders to institute a Direct Action as set forth in Section 3.8(e) hereto.

SECTION 4.4  EXPENSES.

     In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Securities by the Trust, the Sponsor, in its capacity as borrower with respect to the Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Debenture Trustee under the Indenture in accordance with the provisions of the Indenture;

     (b) be responsible for and shall pay all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Securities (including commissions to the underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Delaware Trustee and the Administrative Trustees (including any amounts payable under Article X of this Declaration), the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the Holders of the Securities;

     (c)  be primarily liable for any indemnification obligations arising under
Section 10.4 with respect to this Declaration; and

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

The Sponsor's obligations under this Section 4.4 shall be for the benefit of, and shall be enforceable by, any person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Sponsor's obligations under this Section 4.4 directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Sponsor. The Debenture Issuer agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 4.4.

                                   ARTICLE V
                                   TRUSTEES

SECTION 5.1  NUMBER OF TRUSTEES.

     (a)  The number of Trustees initially shall be five (5).

     (b) At any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

     (c) After the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; provided, however, that, the number of Trustees shall in no event be less than two (2), provided further that (i) one Trustee shall meet the requirements of Section 5.2(a) and (b); (ii) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Sponsor (an "Administrative Trustee"); and (iii) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Property Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

SECTION 5.2       DELAWARE TRUSTEE.

     If required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be:

     (a)  a natural person who is a resident of the State of Delaware; or

     (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and
Section 3.11 shall have no application.

     (c)  The initial Delaware Trustee shall be:

         Chase Manhattan Bank USA, National Association
         500 Stanton Christiana Road, Building 4, 3rd Floor
         Newark, Delaware 19713
         Attn: Institutional Trust Services


SECTION 5.3       PROPERTY TRUSTEE; ELIGIBILITY.

     (a) There shall at all times be one Trustee which shall act as Property Trustee for so long as this Declaration is required to qualify as an Indenture under the Trust Indenture Act, which shall:

          (i)     not be an Affiliate of the Sponsor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as a Property Trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

     (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture

Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     (d) The Capital Securities Guarantee and the Indenture shall be deemed to be specifically described in this Declaration and the Indenture for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

     (e)  The initial Property Trustee shall be:

         JPMorgan Chase Bank
         450 West 33rd Street, 15th Floor
         New York, New York 10001
         Attn: Institutional Trust Services

SECTION 5.4 CERTAIN QUALIFICATIONS OF ADMINISTRATIVE TRUSTEES AND DELAWARE TRUSTEE GENERALLY.

     Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5    ADMINISTRATIVE TRUSTEES.

     The initial Administrative Trustees shall be:

         Timothy C. Fetten
         Richard Vaccaro
         Scott D. Kaplan

     (a) Except as otherwise expressly set forth in this Declaration and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

     (b) Except as otherwise required by applicable law, any Administrative Trustee is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6.

SECTION 5.6    APPOINTMENT, REMOVAL AND RESIGNATION OF TRUSTEES.

     (a) Subject to Section 5.6(b), Trustees may be appointed or removed with or without cause at any time:

          (i) until the issuance of any Securities, by written instrument executed by the Sponsor; and

          (ii) after the issuance of any Securities, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities.

     (b)  (i)   The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.6(a) until a Successor Property Trustee possessing the qualifications to act as Property Trustee under Section 5.3 has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Administrative Trustees and the Sponsor; and

          (ii) The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.6(a) until a successor Delaware Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Administrative Trustees and the Sponsor.

     (c) A Trustee appointed to office shall hold office until such Trustee's successor shall have been appointed or until such Trustee's death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Administrative Trustee, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

          (i) no such resignation of the Trustee that acts as the Property Trustee shall be effective:

                (A) until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Administrative Trustee, the Sponsor and the resigning Property Trustee; or

                (B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders of the Securities; and

          (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

     (d) The Holders of the Common Securities shall use reasonable efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

     (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.6 within 60 days after delivery

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to the Sponsor and the Trust of an instrument of resignation, the resigning
Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

     (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

     (g) At the time of resignation or removal of the Property Trustee or the Delaware Trustee, the Sponsor shall pay to such Trustee any amounts that may be owed to such Trustee pursuant to the Indenture.

SECTION 5.7    VACANCIES AMONG TRUSTEES.

     If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with
Section 5.6.

SECTION 5.8    EFFECT OF VACANCIES.

     The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy among the Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 5.6, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration.

SECTION 5.9    MEETINGS.

     If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in-person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, followed by a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, followed by a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully

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called or convened. Unless provided otherwise in this Declaration, any action of the Administrative Trustees may be taken at (i) a meeting by vote of a majority of the Administrative Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or (ii) without a meeting and without prior notice by the unanimous written consent of the Administrative Trustees. In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee.

SECTION 5.10   DELEGATION OF POWER.

     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents that the Administrative Trustees have power and authority to cause the Trust to execute pursuant to
Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) the Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 5.11   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                                   BUSINESS.

     Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VI
                                 DISTRIBUTIONS

SECTION 6.1    DISTRIBUTIONS.

     Holders shall receive distributions (a "Distribution") in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Capital Securities and the Common Securities in accordance with the preferences set forth in their respective terms attached hereto as Annex I. If and to the extent that the Debenture Issuer makes a payment of interest (including compounded interest), premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent it has actually received such funds which are available

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

for that purpose, to make a distribution of the Payment Amount to Holders. Distributions and any other payments with respect to the Securities shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                                  ARTICLE VII
                            ISSUANCE OF SECURITIES

SECTION 7.1      GENERAL PROVISIONS REGARDING SECURITIES.

     (a) The Administrative Trustees shall, on behalf of the Trust, issue one class of capital securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Capital Securities") and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Common Securities"). The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities.

     (b)  (i)    The Certificates shall be signed on behalf of the Trust by an
Administrative Trustee. Such signature shall be the manual or facsimile signature of any present or any future Administrative Trustee. In case any Administrative Trustee who shall have signed any of the Securities shall cease to be such Administrative Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the Person who signed such Certificates had not ceased to be such Administrative Trustee; and any Certificate may be signed on behalf of the Trust by such Persons who, at the actual date of execution of such Certificate, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such Person was not such an Administrative Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Administrative Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage.

          (ii) A Certificate representing Capital Securities shall not be valid until authenticated by the manual signature of an authorized officer of the Property Trustee. Such signature shall be conclusive evidence that such Certificate has been authenticated under this Trust Agreement.

          (iii) The Capital Security Certificates and the Common Security Certificates shall be dated their date of authentication.

          (iv) Upon a written order of the Trust signed by one Administrative Trustee, the Property Trustee shall concurrently with the initial issuance of the Securities, authenticate the Certificates representing the Capital Securities.

          (v) The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Certificates. An authenticating agent may authenticate

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

     Certificates whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

     (c) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

     (d) Upon issuance of the Securities as provided in this Declaration, subject to Section 10.1(b), the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

     (e) Every Person, by virtue of having become a Holder or a Capital Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

SECTION 7.2    PAYING AGENT; REGISTRAR.

     (a) In the event that the Capital Securities are not in book-entry only form, the Trust shall maintain an office or agency in the Borough of Manhattan, The City of New York where the Capital Securities may be presented for payment ("Paying Agent"), and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. The Administrative Trustee on behalf of the Trust may appoint the Paying Agent and may appoint one or more additional paying agents in such other locations, as it shall determine. The term "Paying Agent" includes any additional paying agent. The Administrative Trustee may change any Paying Agent without prior notice to any Holder. The Administrative Trustee shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Declaration. If the Administrative Trustee fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Administrative Trustee or any of its Affiliates (including the Sponsor) may act as Paying Agent. The Property Trustee at its Corporate Trust Office shall initially act as Paying Agent for the Capital Securities and the Common Securities.

     (b) The Trust shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Capital Securities may be presented for registration of transfer ("Registrar"). The Registrar shall keep a register of the Capital Securities and of their transfer. The Administrative Trustee may appoint the Registrar and may appoint one or more co-registrars in such other locations as it shall determine. The term "Registrar" includes any additional registrar. The Administrative Trustee may change any Registrar or co-registrar without prior notice to any Holder. The Administrative Trustee shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Administrative Trustee fails to appoint or maintain another entity as Registrar, the Property Trustee shall act as such. The Administrative Trustee or any of its Affiliates may act as Registrar. The Trust shall act as Registrar for the Common Securities.

     (c) Notwithstanding Sections 3.6(a)(ii)(F) and 3.6(a)(xi), the Trust initially appoints the Property Trustee as Registrar for the Capital Securities and authorizes it to execute and

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

deliver letters, documents and instruments with DTC and other Clearing Agencies relating to the Capital Securities.

                                 ARTICLE VIII
                             TERMINATION OF TRUST

SECTION 8.1      DISSOLUTION OF TRUST.

     (a)  The Trust shall dissolve upon the first of the following to occur:

          (i)    upon a Termination Event;

          (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor; or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

          (iii) upon the entry of a decree of judicial dissolution of the Holder of the Common Securities, the Sponsor or the Trust;

          (iv) when all the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

          (v) upon the written consent to dissolve of all of the Administrative Trustees and the Sponsor; or

          (vi)   the expiration of the term of the Trust provided in Section
     3.14 of this Declaration.

     (b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a) and upon completion of the winding-up of the Trust in accordance with Section 3808 of the Business Trust Act, the Administrative Trustees shall file a certificate of cancellation of the certificate of trust of the Trust with the Secretary of State of the State of Delaware.

     (c) The provisions of Section 4.4 and Article X shall survive the termination of the Trust.

                                  ARTICLE IX
                             TRANSFER OF INTERESTS

SECTION 9.1      TRANSFER OF SECURITIES.

     (a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. To the fullest extent permitted by law, any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

     (b) Subject to this Article IX, Capital Securities shall be freely transferable.

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

     (c) Subject to this Article IX, the Sponsor and any Related Party may only transfer Common Securities to the Sponsor or a Related Party of the Sponsor; provided, that any such transfer is subject to the condition precedent that the transferor obtain the written opinion of nationally recognized independent counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

          (i) the Trust would not be classified for United States federal income tax purposes as a grantor trust; and

          (ii) the Trust would be an Investment Company or the transferee would become an Investment Company.

SECTION 9.2     TRANSFER OF CERTIFICATES.

     The Registrar shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such reasonable indemnity as the Registrar may require) in respect of any tax or other government charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Security at an office or agency of the Trust designated for such purpose, the Trust shall execute, and in the case of Capital Securities the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount. At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Trust shall execute, and in the case of Capital Securities the Property Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Registrar. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

SECTION 9.3     DEEMED SECURITY HOLDERS.

     The Trustees may treat the Person in whose name any Certificate shall be registered in the register maintained by the Registrar or on the books and records of the Trust as the sole Holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions (subject to the record date provisions hereof) and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 9.4    BOOK-ENTRY INTERESTS.

     The Capital Securities Certificates, on original issuance, will be issued in the form of (i) one or more definitive, fully registered Capital Securities Certificates (each a "Definitive Capital Securities Certificate") registered initially in the books and records of the Trust in the name of JPMorgan Chase Bank, as Purchase Contract Agent, and (ii) in the form of one or more, fully registered, zero-balance global Capital Security Certificates (each a "Global Certificate"), to be delivered to DTC, the initial Clearing Agency or its custodian, by, or on behalf of, the Trust. Such Global Certificate(s) shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Capital Security Beneficial Owner will receive a definitive Capital Security Certificate representing such Capital Security Beneficial Owner's interests in such Global Certificate(s), except as provided in Section 9.7. Except for the Definitive Capital Security Certificates as specified herein and the definitive, fully registered Capital Securities Certificates, if any, that have been issued to the Capital Security Beneficial Owners pursuant to Section 9.7:

     (a)  the provisions of this Section 9.4 shall be in full force and effect;

     (b) the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration (including the payment of Distributions on the Global Certificate(s) and receiving approvals, votes or consents hereunder) as the Holder of the Capital Securities and the sole holder of the Global Certificate(s) and shall have no obligation to the Capital Security Beneficial Owners;

     (c) to the extent that the provisions of this Section 9.4 conflict with any other provisions of this Declaration, the provisions of this Section 9.4 shall control; and

     (d) the rights of the Capital Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Capital Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants to receive and transmit payments of Distributions on the Global Certificates to such Clearing Agency Participants. DTC will make book entry transfers among the Clearing Agency Participants; provided, that, solely for the purposes of determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Declaration, so long as Definitive Capital Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Capital Security Beneficial Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. None of the Trustees or the Sponsor will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     (e) Notwithstanding any other provisions of this Declaration (other than the provisions set forth in Section 9.1), Global Certificates may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing

Agency to the Clearing Agency or another nominee of the Clearing Agency or by the Clearing Agency or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency.

SECTION 9.5     NOTICES TO CLEARING AGENCY.

     Whenever a notice or other communication to the Capital Security Holders is required under this Declaration, unless and until definitive fully registered Capital Security Certificates shall have been issued to the Capital Security Beneficial Owners pursuant to Section 9.7 or otherwise, the Trustees shall give all such notices and communications specified herein to be given to the Capital Security Holders to the Clearing Agency, and the Trustees shall have no notice obligations to the Capital Security Beneficial Owners.

SECTION 9.6     APPOINTMENT OF SUCCESSOR CLEARING AGENCY.

     If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Capital Securities, the Administrative Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Capital Securities.

SECTION 9.7     DEFINITIVE CAPITAL SECURITY CERTIFICATES.

     (a)  If:

          (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Capital Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 9.6; or

          (ii) the Administrative Trustees elect after consultation with the Sponsor to terminate the book-entry system through the Clearing Agency with respect to the Capital Securities, then:

definitive fully registered Capital Security Certificates shall be prepared by the Administrative Trustees on behalf of the Trust with respect to such Capital Securities.

     (b) Upon surrender of the Global Certificate(s) by the Clearing Agency in connection with the preparation of Definitive Capital Securities Certificates, accompanied by registration instructions, the Administrative Trustees on behalf of the Trust shall cause definitive fully registered Capital Securities Certificates to be delivered to Capital Security Beneficial Owners in accordance with the instructions of the Clearing Agency. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of the Clearing Agency. The definitive fully registered Capital Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Administrative Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Capital Securities may be listed, or to conform to usage.

SECTION 9.8    MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If:

     (a) any mutilated Certificate should be surrendered to the Administrative Trustees or the Property Trustee or the Registrar, or if the Administrative Trustees, the Property Trustee and the Registrar shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

     (b) there shall be delivered to the Administrative Trustees, the Property Trustee and any Registrar such security or indemnity as may be required by them to keep each of them and the Trust harmless, then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, any Administrative Trustee on behalf of the Trust shall execute and deliver, and, with respect to Capital Securities Certificates, the Property Trustee shall authenticate in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this
Section 9.8, the Administrative Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Certificates.

SECTION 9.9    CANCELLATION

     All Certificates surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Property Trustee, be delivered to the Property Trustee and shall be promptly cancelled by it. No Certificates shall be executed or authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as permitted by this Trust Agreement. All cancelled Certificates held by the Property Trustee shall be disposed of by it in accordance with its customary procedures.

                                   ARTICLE X
                      LIMITATION OF LIABILITY OF HOLDERS
                       OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1    LIABILITY.

     (a) Except as expressly set forth in this Declaration, the Debentures, the Securities Guarantees and the terms of the Securities, the Sponsor shall not be:

          (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities, which shall be made solely from assets of the Trust; or

          (ii) required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

     (b) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Capital Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 10.2    EXCULPATION.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence, bad faith or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has, if selected by such Indemnified Person, been selected by such Indemnified Person with reasonable care on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

SECTION 10.3    FIDUCIARY DUTY.

     (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust, any other Indemnified Person or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

     (b)  Unless otherwise expressly provided herein:

          (i) whenever a conflict of interest exists or arises between any Covered Person and an Indemnified Person; or

          (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

     (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

          (i) in its "sole discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

          (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 10.4    INDEMNIFICATION.

          (a)   (i)   The Sponsor shall indemnify, to the fullest extent
     permitted by law, any Sponsor Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Sponsor Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Sponsor Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (ii) The Sponsor shall indemnify, to the fullest extent permitted by law, any Sponsor Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Sponsor Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Sponsor Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (iii)  Any indemnification under paragraphs (i) and (ii) of this
     Section 10.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Sponsor Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

          (iv) Expenses (including reasonable attorneys' fees) incurred by a Sponsor Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in form and substance satisfactory to the Sponsor (including with respect to such Sponsor Indemnified Person's solvency) by or on behalf of such Sponsor Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Sponsor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, independent legal counsel or Common Security Holder at the time such determination is made, such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Sponsor Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached such person's duty to the Trust or its Common or Capital Security Holders.

          (v) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Sponsor or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Sponsor and each Sponsor Indemnified Person who serves in such capacity at any time while this
     Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

          (vi) The Sponsor or the Trust may purchase and maintain insurance on behalf of any person who is or was a Sponsor Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Sponsor would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

          (vii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued.

          (viii) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Sponsor Indemnified Person and shall inure to the benefit of the successors, heirs, executors and administrators of such a person.

     (b) To the fullest extent permitted by law, the Sponsor agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee or the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee or the Delaware Trustee

(each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 10.4(b) shall survive the termination of this Declaration, the dissolution of the Trust or the resignation or removal of the Property Trustee or the Delaware Trustee, as the case may be.

SECTION 10.5    OUTSIDE BUSINESSES.

     (a) Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee (subject to Section 5.3(c)) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Any Covered Person, the Sponsor, the Delaware Trustee or the Property Trustee shall not be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

     (b)  The Sponsor agrees:

          (i) to pay to the Property Trustee and Delaware Trustee from time to time such compensation as the Sponsor and the Property Trustee and Delaware Trustee shall from time to time agree in writing for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) to reimburse the Property Trustee and the Delaware Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Property Trustee or Delaware Trustee in accordance with any provision of this Declaration (including the compensation and the expenses and disbursements of agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

     The provisions of this Section shall survive the termination of this Declaration, the dissolution of the Trust and the resignation or removal of the Property Trustee or Delaware Trustee.

                                  ARTICLE XI
                                  ACCOUNTING

SECTION 11.1   FISCAL YEAR.

     The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 11.2   CERTAIN ACCOUNTING MATTERS.

     (a) At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrative Trustees.

     (b) The Property Trustee shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Property Trustee on behalf of the Trust shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

     (c) The Administrative Trustees on behalf of the Trust shall cause to be duly prepared and filed with the appropriate taxing authority an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Trust with any state or local taxing authority.

SECTION 11.3   BANKING.

     The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

SECTION 11.4    WITHHOLDING.

     The Property Trustee, on behalf of the Trust, shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Property Trustee, on behalf of the Trust, shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over-withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

                                  ARTICLE XII
                            AMENDMENTS AND MEETINGS

SECTION 12.1    AMENDMENTS.

     (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by the Sponsor and the Administrative Trustees (or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees); provided that
                          --------

          (i) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, also by a written instrument approved and executed by the Property Trustee; and

          (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, also by a written instrument approved and executed by the Delaware Trustee.

     (b)  No amendment shall be made:

          (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received;

                 (A) an Officer's Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and

                 (B) an opinion of counsel (who may be counsel to the Sponsor or the

          Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied; and

          (ii)   to the extent the result of such amendment would be to:

                 (A) cause the Trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

                 (B) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

                 (C) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act.

     (c) At such time after the Trust has issued any Securities that remain outstanding, any amendment that would materially and adversely affect the rights, privileges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities.

     (d) Section 9.1(c) and this Section 12.1 shall not be amended without the consent of all of the Holders of the Securities.

     (e) Article IV shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities.

     (f) The rights of the holders of the Common Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities; and

     (g) Notwithstanding Section 12.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

          (i)    cure any ambiguity;

          (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

          (iii) add to the covenants, restrictions or obligations of the Sponsor;

          (iv) to conform to any change in the Investment Company Act or the rules and regulations promulgated thereunder or any written change in interpretation or application of such act or such rules or regulations by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the right, preferences or privileges of the Holders;

          (v) to modify, eliminate and add to any provision of the Declaration to such extent as may be necessary; and

          (vi) cause the Trust to continue to be classified for United States federal income tax purposes as a grantor trust.

SECTION 12.2     MEETINGS OF THE HOLDERS OF SECURITIES; ACTION BY WRITTEN
                 CONSENT.

     (a) Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Administrative Trustees one or more requests to call a meeting in writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

     (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of
Securities:

          (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Administrative Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

          (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

          (iii) each meeting of the Holders of the Securities shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

          (iv) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Securities are then listed or traded otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                 ARTICLE XIII
                          REPRESENTATIONS OF PROPERTY
                         TRUSTEE AND DELAWARE TRUSTEE

SECTION 13.1     REPRESENTATIONS AND WARRANTIES OF PROPERTY
                                   TRUSTEE.

     The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee, that:

     (a) the Property Trustee is a banking corporation, a national banking association or a bank with trust powers, duly organized, validly existing and in good standing under the laws of the United States of America or any State of the United States, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration;

     (b) the Property Trustee satisfies the requirements set forth in Section 5.3(a);

     (c) the execution, delivery and performance by the Property Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

     (d) the execution, delivery and performance of the Declaration by the Property Trustee does not conflict with or constitute a breach of the Articles of Organization or By-laws of the Property Trustee; and

     (e) no consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority having jurisdiction over the trust powers of the Property Trustee is required for the execution, delivery or performance by the Property Trustee, of the Declaration.

SECTION 13.2   REPRESENTATIONS AND WARRANTIES OF DELAWARE
                                   TRUSTEE.

     The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

     (a) the Delaware Trustee is a banking corporation or national banking association, duly organized, validly existing and in good standing under the laws of the State of Delaware or the United States, as the case may be, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration;

     (b) the execution, delivery and performance by the Delaware Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee, and it constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

     (c) no consent, approval or authorization of, or registration with or notice to, any State of Delaware or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration;

     (d) the execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the Articles of Organization or By-laws of the Delaware Trustee; and

     (e) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware.

                                  ARTICLE XIV
                                 MISCELLANEOUS

SECTION 14.1   NOTICES.

     All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered by first class mail, telecopied or sent by overnight courier as follows:

     (a) if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Property Trustee, the Delaware Trustee and the Holders of the Securities):

         c/o Prudential Financial, Inc.
         751 Broad Street
         Newark, New Jersey 07102
         Attn: Treasurer

     with a copy to:

         c/o Chase Manhattan Bank USA, National Association
         500 Stanton Christiana Road, Building 4, 3rd Floor
         Newark, Delaware 19713
         Attn: Institutional Trust Services

     (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Administrative Trustees, the Property Trustee and Holders of the Securities):

         Chase Manhattan Bank USA, National Association
         500 Stanton Christiana Road, Building 4, 3rd Floor
         Newark, Delaware 19713
         Attn: Institutional Trust Services

     with a copy to:

         JPMorgan Chase Bank
         450 West 33rd Street, 15th Floor
         New York, New York 10001
         Attn: Institutional Trust Services

     (c) if given to the Property Trustee, at its Corporate Trust Office to the attention of Institutional Trust Services (or such other address as the Property Trustee may give notice of to the Administrative Trustees, the Delaware Trustee and the Holders of the Securities):

         JPMorgan Chase Bank
         450 West 33rd Street, 15th Floor
         New York, New York 10001
         Attn: Institutional Trust Services

     (d) if given to (i) the Sponsor or (ii) the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice of to the Property Trustee, the Delaware Trustee and the Trust):

         Prudential Financial, Inc.
         751 Broad Street
         Newark, New Jersey 07102
         Attn: Treasurer

     (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 14.2   GOVERNING LAW.

     This Declaration and the rights and obligations of the parties hereunder and all rights and remedies shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflict of laws, provided that the immunities and standard of care of the Property Trustee in connection with the administration of its trusts hereunder shall be governed by and interpreted in accordance with the laws of the jurisdiction of its incorporation.

SECTION 14.3   INTENTION OF THE PARTIES.

     It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 14.4   HEADINGS.

     Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 14.5   SUCCESSORS AND ASSIGNS.

     Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

SECTION 14.6   PARTIAL ENFORCEABILITY.

     If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 14.7   COUNTERPARTS.

     This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

SECTION 14.8   CUSIP NUMBERS.

     The Trust in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustees shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Administrative Trustees will promptly notify the Property Trustee of any change in the "CUSIP" numbers.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.


                              ____________________________________
                              Timothy C. Fetten, as Administrative Trustee of the Trust


                              ____________________________________
                              Richard Vaccaro, as Administrative Trustee of the Trust


                              ____________________________________
                              Scott D. Kaplan, as Administrative Trustee of the Trust


                              CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Delaware Trustee


                              By: ________________________________
                                  Name:
                                  Title:


                              JPMORGAN CHASE BANK,
                              as Property Trustee


                              By: ________________________________
                                  Name:
                                  Title:


                              PRUDENTIAL FINANCIAL, INC.
                              as Sponsor


                              By: ________________________________
                                  Name:
                                  Title:

                                    ANNEX I

                            TERMS AND CONDITIONS OF
                            ___% CAPITAL SECURITIES
                            ___% COMMON SECURITIES

     Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of ___, 2001 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in the Declaration, as defined in the Prospectus referred to below):

     (1)  Designation and Number.
          ----------------------

     (a)  Capital Securities. ________ Capital Securities of the Trust, with an
          ------------------
aggregate liquidation amount with respect to the assets of the Trust of _____ Dollars ($____________________) (subject to increase to not more than __________ Capital Securities, with ________________ Dollars ($___________) in aggregate liquidation amount in the event of the exercise of the over-allotment option provided under the Underwriting Agreement) and a liquidation amount with respect to the assets of the Trust of $50 per Capital Security, are hereby designated for the purposes of identification only as "_______% Capital Securities" (the "Capital Securities"). The Capital Security Certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by applicable law or the rules of any stock exchange on which the Capital Securities are listed or to conform to ordinary usage, custom or practice.

     (b)  Common Securities. ___________ Common Securities of the Trust, with an
          -----------------
aggregate liquidation amount with respect to the assets of the Trust of ___ Dollars ($__________) (subject to increase to not more than __________ Common Securities, with ________________ Dollars ($___________) in aggregate liquidation amount in the event of the exercise of the over-allotment option provided under the Underwriting Agreement) and a liquidation amount with respect to the assets of the Trust of $50 per Common Security, are hereby designated for the purposes of identification only as "________% Common Securities" (the "Common Securities"). The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by applicable law or to conform to ordinary usage, custom or practice.

     (2)  Distributions.
          -------------

     (a) Distributions payable on each Security will be fixed (i) initially at a rate per annum of __% (the "Coupon Rate") of the stated liquidation amount of $50 per Security through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the

Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after __________, 2004 [insert stock purchase date], such rates also being the rates of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears will bear (to the extent permitted by applicable law) interest thereon compounded quarterly (i) at the Coupon Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after __________, 2004 [insert stock purchase date]. The term "Distributions" as used herein includes such cash distributions, any such interest payable and any additional Distributions accrued during a Deferral Period (as defined below) unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has received funds therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year consisting of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed in such 90-day quarter based on 30-day months. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures (each such deferral, a "Deferral Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with additional Distributions thereon (to the extent permitted by applicable law) (i) at the Coupon Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after __________, 2004 [insert stock purchase date], in each case compounded quarterly during any such Deferral Period. Prior to the termination of any such Deferral Period, the Sponsor may further extend such Deferral Period; provided that such Deferral Period together with all such previous and further deferrals thereof may not extend beyond the maturity of the Debentures under the Indenture. Payments of deferred and additional Distributions will be payable on an Interest Payment Date (as defined in the Indenture) elected by the Sponsor to Holders as they appear on the books and records of the Trust on the record date fixed for such Interest Payment Date. Upon the termination of any Deferral Period and the payment of all amounts then due, the Sponsor may commence a new Deferral Period, subject to the above requirements.

     (b) Distributions on the Securities will be cumulative, will accrue from ___, 2001, and will be payable (subject to Section (2)(a)) quarterly in arrears, on ___, ___, ___, and ___ of each year, commencing on ___, 2002, except as otherwise described below. Distributions and any other payments with respect to the Securities shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust at the close of business on the Business Day immediately preceding each of the relevant payment dates on the Securities, provided, that any such payment in respect of the Securities may be made, at the option of the Trust, by check mailed to the Holder at such address as shall appear on the books and records of the Trust or by wire transfer in immediately available funds to the bank account of the Holder specified in writing to the Property Trustee by the Holder at least five Business Days prior to the applicable payment date and entered into the books and records of the Trust. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Capital Securities will be made as described under the heading "Description of the Units--Description of the Capital Securities--Book-Entry Only Issuance" in the Prospectus dated ___, 2001 (the "Prospectus") of the Sponsor and the Trust relating to the Registration Statement on Form S-1 (file nos. 333-70888 and 333-70888-01) of the Sponsor and the Trust. The relevant record dates for the Common Securities shall be the same record date as for the Capital Securities. If the Capital Securities shall not continue to remain in book-entry only form or are not in book-entry only form at issuance, the relevant record dates for the Capital Securities will be the close of business on the 15/th/ day (whether or not a Business Day) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Debentures. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities or on which action with respect to the Securities required under this Declaration is to be taken is not a Business Day, then payment of the Distribution payable on such date will be made and the action will be taken on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar month or calendar year, as applicable, such payment shall be made and such action shall be taken on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. So long as the Holder of any Capital Securities is the Collateral Agent or the Purchase Contract Agent the payment of Distributions on such Capital Securities held by the Collateral Agent or the Purchase Contract Agent will be made at such place and to such account as may be designated by the Collateral Agent or the Purchase Contract Agent, as the case may be.

     (d) During the Initial Remarketing Period or any Subsequent Remarketing Period, as the case may be, the Reset Agent will attempt to establish the Reset Rate on any day within such period (which Reset Rate, if the remarketing is successful, will be in effect from and after the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be). By approximately 4:30 p.m., New York City time, on the day of a successful remarketing within the Initial Remarketing Period or the applicable Subsequent Remarketing Period, as the case may be, the Reset Agent shall promptly notify, by telephone (promptly confirmed in writing), the Sponsor, the Trust, the Depositary, the Property Trustee, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and the Debenture Trustee of the Reset Rate determined in the Remarketing. The Sponsor will cause a notice of the Reset Rate to be published on the second Business Day preceding the Remarketing Date or any Subsequent Remarketing Date, as the case may be, in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. If there is a Failed Remarketing, the Remarketing Agent shall, on the date of such Failed Remarketing, so promptly notify by telephone (promptly confirmed in writing) the Sponsor, the Trust, the Depositary, the Property Trustee, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and the Debenture Trustee.

     (e) Each Holder of a Capital Security, by its acceptance thereof, and each party to the Declaration hereby irrevocably agrees, and the Remarketing Agent will irrevocably so agree in the Remarketing Agreement, that any remarketing of the Capital Securities may settle later than in a three-Business-Day cycle, but in no event later than on the third Business Day after the end of an Initial Remarketing Period or a Subsequent Remarketing Period, as the case may be.

     (f) If by 4:00 p.m., New York City time, on the Business Day immediately preceding _________, 2004 [Insert stock purchase date], the Remarketing Agent, in spite of using its commercially reasonable best efforts, fails to remarket all of the Capital Securities tendered or deemed tendered for purchase at a price equal to 100.5% of the Remarketing Value, the Last Failed Remarketing will be deemed to have occurred. In this case, the Remarketing Agent shall so promptly notify by telephone (promptly confirmed in writing) the Sponsor, the Trust, the Depositary, the Property Trustee, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and the Debenture Trustee. In the event of a Last Failed Remarketing, the Distribution rate on the Capital Securities for all Distributions after _________, 2004 [Insert stock purchase date] will be equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread as notified to the Property Trustee by the Sponsor. The Sponsor will cause a notice of the Last Failed Remarketing to be published on the second Business Day following _________, 2004 [Insert stock purchase date] in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

     (g) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

     (3)  Liquidation Distribution Upon Dissolution.
          -----------------------------------------

     In the event of any voluntary or involuntary dissolution of the Trust, the Holders of the Securities on the date of the dissolution will be entitled to receive out of the assets of the Trust, after satisfaction (whether by payment or reasonable provision for payment) of liabilities to creditors of the Trust, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to (i) the Coupon Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all interest payments after __________, 2004 [insert stock purchase date], and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Securities and which shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities (such amount being the "Liquidation Distribution").

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

     (4)    Voting Rights - Capital Securities.
            ----------------------------------

     (a) Except as provided under Sections (4)(b) and (6) and as otherwise required by law and the Declaration, the Holders of the Capital Securities will have no voting rights.

     (b) Subject to the requirements set forth in this paragraph, the Holders of a Majority in liquidation amount of the Capital Securities, voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including
(i) directing the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waiving any past default and its consequences that is waivable under the Indenture,
(iii) exercising any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consenting to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, provided, however, that, where a consent or action under the Indenture specifically would require the consent or act of the Holders of greater than a majority of the holders in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Capital Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; provided, further, that (subject to the provisions of Section 3.9) the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders of Capital Securities not taking part in such direction or if the Property Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Property Trustee, in good faith, by its board of directors or trustees, executive committee, or a trust committee of directors or trustees, and/or Responsible Officers, shall determine that the action or proceeding so directed would involve the Property Trustee in personal liability for which indemnification pursuant to Section 3.10(a)(vi) would not be sufficient. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any action in accordance with the directions of the Holders of the Capital Securities under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Property Trustee fails to enforce its rights under the Debentures after a Holder of Capital Securities has made a written request, such Holder of Capital Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against the Debenture Issuer to enforce the Property Trustee's rights under the Debentures without first instituting a legal proceeding against the Property Trustee or any other Person. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a Holder of Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder on or after the respective due date specified in the Debentures. Except as provided in the preceding sentence, the Holders of Capital Securities shall not exercise directly any other remedy available to the holders of the Debentures.

     (c) Any approval or direction of Holders of Capital Securities may be given at a separate meeting of Holders of Capital Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Capital Securities are entitled to vote to be mailed to each Holder of record of Capital Securities. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote and (iii) instructions for the delivery of proxies.

     (d) No vote or consent of the Holders of the Capital Securities will be required for the Trust to repay and cancel Capital Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities. Notwithstanding that Holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     (5)    Voting Rights - Common Securities.
            ---------------------------------

     (a) Except as provided under Sections (5)(b), (5)(c) and (6) and as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

     (b)  The Holders of the Common Securities are entitled, in accordance with
Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

     (c) Subject to Section 2.6 of the Declaration and only after any Event of Default with respect to the Capital Securities has been cured, waived, or otherwise eliminated, the Property Trustee shall not (i) direct the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, without in each case, obtaining the prior approval of the Holders of a Majority in liquidation amount of Common Securities, provided that, where a consent under the Indenture specifically would require the consent of the Holders of a Super Majority, the Property Trustee may only give such consent at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; provided, further, that (subject to the provisions of Section 3.9) the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders of Common Securities not taking part in such direction or if the Property Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Property Trustee, in good faith, by its board of directors or trustees, executive committee, or a trust committee of directors or trustees, and/or Responsible Officers, shall determine that the action or proceeding so directed would involve the Property Trustee in personal liability for which indemnification pursuant to Section 3.10(a)(vi) would not be sufficient. Pursuant to this Section (5)(c), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities. The Property Trustee shall not take any of the foregoing actions under this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Property Trustee fails to enforce its rights under the Declaration, any Holder of Common Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against any Person to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other Person.

     (d) Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote and (iii) instructions for the delivery of proxies.

     (e) No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

     (6)    Amendments to Declaration and Indenture.
            ---------------------------------------

     (a) In addition to any requirements under Section 12.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Administrative Trustees otherwise propose to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution of the Trust, other than as described in Section 8.1 of the Declaration, then the Holders of outstanding Securities as a class will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities, voting together as a single class; provided, however, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities.

     (b) In the event the consent of the Property Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination on the Indenture or the Debentures, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture specifically would require a Super Majority, the Property Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; provided, further, that the Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under Section (6)(a) or this Section (6)(b) unless
(i) the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action or (ii) such action would not reduce or otherwise adversely affect the powers of the Property Trustee or cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act.

     (7)    Redemption At Maturity of the Debentures.
            ----------------------------------------

     Upon the redemption of the Debentures in whole (but not in part), at maturity, the cash proceeds from such redemption shall, after satisfaction of liabilities to creditors, be simultaneously applied to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a redemption price of $50 per Security plus an amount equal to accrued and unpaid Distributions thereon at the date of the repayment, payable in cash. The Securities are not redeemable at any other time, for any other reason or under any other circumstances.

     (8)    Pro Rata.
            --------

     A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital Securities pro rata according to the aggregate liquidation amount of Capital Securities held by the relevant Holder relative to the aggregate liquidation amount of all Capital Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common

Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

     (9)  Ranking.
          -------

     The Capital Securities rank pari passu and payment thereon shall be made Pro Rata with the Common Securities except that, where an Event of Default occurs and is continuing under the Indenture in respect of the Debentures held by the Property Trustee, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Capital Securities.

     (10) Acceptance of Securities Guarantee and Indenture.
          ------------------------------------------------

     Each Holder of Capital Securities and Common Securities by the acceptance thereof, agrees to the provisions of the Capital Securities Guarantee and the Common Securities Guarantee, respectively.

     (11) No Preemptive Rights.
          --------------------

     The Holders of the Securities shall have no preemptive or similar rights to subscribe for any additional Securities.

     (12) Miscellaneous.
          -------------

     These terms constitute a part of the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee or the Common Securities Guarantee (as may be appropriate), and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business. Capitalized terms used but not otherwise defined in this Annex I shall have the meanings assigned thereto in the Declaration.

                                  EXHIBIT A-1

                     FORM OF CAPITAL SECURITY CERTIFICATE

     [IF THE CAPITAL SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT - This Capital Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Trust or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

     Certificate Number____________      Number of Capital Securities___________

                                                                   CUSIP NO. ___

        ___% Capital Securities
     (liquidation amount $50 per Capital Security)

     Prudential Financial Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that____________ (the "Holder") is the registered owner of ____________________
capital securities [FOR INCLUSION IN GLOBAL CERTIFICATES AND CERTIFICATE EVIDENCING PLEDGED CAPITAL SECURITIES ONLY - or such other number of capital securities reflected in the Schedule of Increases or Decreases in [Global Certificate] [Pledged Capital Security] attached hereto] of the Trust representing preferred undivided beneficial interests in the assets of the Trust designated as the ___% Capital Securities (liquidation amount $50 per capital security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of __________, 2001, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Capital Securities Guarantee to the

                                     A-1-1
extent provided therein. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

     By acceptance of this certificate or a beneficial interest in this certificate, the Holder and the Capital Security Beneficial Owner agree to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

                                     A-1-2

     IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of
________________.

                             PRUDENTIAL FINANCIAL CAPITAL TRUST I


                             By: __________________________
                                 Name:
                                 Title: Administrative Trustee

               PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Capital Securities Certificates referred to in the within-mentioned Declaration.


                             JPMORGAN CHASE BANK,
                             as Property Trustee

                             By: __________________________
                                 Authorized Officer

                                     A-1-3

                         [FORM OF REVERSE OF SECURITY]

     Distributions payable on each Capital Security will be fixed (i) initially at a rate per annum of ___% (the "Distribution Rate") of the stated liquidation amount of $50 per Capital Security through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after ______________, 2004 [insert stock purchase date]. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly (i) at the Distribution Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after ______________, 2004 [insert stock purchase date]. Distributions and any other payments with respect to the Capital Securities shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. The term "Distributions" as used herein includes such cash distributions, any such interest payable and any additional Distributions accrued during a Deferral Period (as defined below) unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has received funds therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year consisting of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed in such 90-day quarter based on 30-day months. If any date on which Distributions are to be paid, or on which any action with respect to the Capital Securities required under the Declaration is to be taken, is not a Business Day, then Distributions payable on that date will be paid, and the relevant action will be taken, on the next succeeding Business Day, and no interest or payment will be paid in respect of the delay, except that if that Business day is in the next succeeding calendar month or calendar year, as applicable, the Distribution will be paid, and the relevant action will be taken, on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The Sponsor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures (each such deferral, a "Deferral Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with additional Distributions thereon (to the extent permitted by applicable law) (i) at the Distribution Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after __________, 2004 [insert stock purchase date], in each case compounded quarterly during any such Deferral Period. Prior to the termination of any such Deferral Period, the Sponsor may further extend such Deferral Period; provided that such Deferral Period together with all such previous and further deferrals thereof may not extend beyond the maturity of the Debentures under the

                                     A-1-4

Indenture. Payments of deferred and additional Distributions will be payable on an Interest Payment Date (as defined in the Indenture) elected by the Sponsor to Holders as they appear on the books and records of the Trust on the record date fixed for such Interest Payment Date. Upon the termination of any Deferral Period and the payment of all amounts then due, the Sponsor may commence a new Deferral Period, subject to the above requirements.

     Except as otherwise described in the Declaration, Distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on ___, ___, ___ and ___ of each year, commencing on ___, 2002, to holders of record, if in book-entry only form, one Business Day prior to such payment date, which payment dates shall correspond to the interest payment dates on the Debentures. In the event that the Capital Securities are not in book-entry form, the record dates for the Capital Securities will be the close of business on the 15/th/ day (whether or not a Business Day) prior to the relevant payment dates.

                                     A-1-5

                                  ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

     (Insert assignee's social security or tax identification number)


     (Insert address and zip code of assignee)

and irrevocably appoints



agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Dated:                             Signature:

                                   Signature Guarantee:

(Sign exactly as your name appears on the other side of this Capital Security Certificate)

                                     A-1-6

             [TO BE ATTACHED TO GLOBAL CERTIFICATES AND CERTIFICATE
                     EVIDENCING PLEDGED CAPITAL SECURITIES]


           SCHEDULE OF INCREASES OR DECREASES IN [GLOBAL CERTIFICATE]
                          [PLEDGED CAPITAL SECURITIES]

The following increases or decreases in this [Global Certificate] [Pledged Capital Securities certificate] have been made:

                                                                         Stated Amount of the
                        Amount of                                        [Global Certificate]
                    Decrease in Stated              Amount of             [ Pledged Capital
                      Amount of the         Increase in Stated Amount         Securities        Signature of Authorized
                   [Global Certificate]    of the [Global Certificate]       Certificate]         Officer of Property
                     [Pledged Capital           [Pledged Capital            Following Such       Trustee or Securities
     Date        Securities Certificate]     Securities Certificate      Decrease or Increase          Custodian
    ------     -------------------------- ----------------------------- ---------------------- ------------------------



                                     A-1-7

                                  EXHIBIT A-2



                      FORM OF COMMON SECURITY CERTIFICATE

     THE COMMON SECURITIES MAY ONLY BE TRANSFERRED BY THE DEBENTURE ISSUER AND ANY RELATED PARTY TO THE DEBENTURE ISSUER OR A RELATED PARTY OF THE DEBENTURE ISSUER; PROVIDED THAT, ANY SUCH TRANSFER IS SUBJECT TO THE CONDITION PRECEDENT THAT THE TRANSFEROR OBTAIN THE WRITTEN OPINION OF NATIONALLY RECOGNIZED INDEPENDENT COUNSEL EXPERIENCED IN SUCH MATTERS THAT SUCH TRANSFER WOULD NOT CAUSE MORE THAN AN INSUBSTANTIAL RISK THAT:

     (a) THE TRUST WOULD NOT BE CLASSIFIED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS A GRANTOR TRUST; AND

     (b) THE TRUST WOULD BE AN INVESTMENT COMPANY OR THE TRANSFEREE WOULD BECOME AN INVESTMENT COMPANY.

  Certificate Number____________      Number of Common Securities_____________

                            CUSIP NO.______________

        ___% Common Securities

     (liquidation amount $50 per Common Security)

     Prudential Financial Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Prudential Financial, Inc. (the "Holder") is the registered owner of common securities of the Trust representing common undivided beneficial interests in the assets of the Trust designated as the ___% Common Securities (liquidation amount $50 per common security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of __________, 2001, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

     Upon receipt of this certificate, the Sponsor is bound by the Declaration and is entitled to the benefits thereunder.

                                     A-2-1

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

                                     A-2-2

     IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of ________, 2001.

                              PRUDENTIAL FINANCIAL CAPITAL TRUST I


                              By:__________________________
                                 Name:
                                 Title:  Administrative Trustee

                                    A-2-3

                         [FORM OF REVERSE OF SECURITY]


     Distributions payable on each Common Security will be fixed (i) initially at a rate per annum of ___% (the "Distribution Rate") of the stated liquidation amount of $50 per Common Security through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after __________, 2004 [insert stock purchase date]. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly (i) at the Distribution Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after __________, 2004 [insert stock purchase date]. Distributions and any other payments with respect to the Common Securities shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. The term "Distributions" as used herein includes such cash distributions and any such interest payable and any additional Distributions accrued during a Deferral Period (as defined below) unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year consisting of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed in such 90-day quarter based on 30-day months. If any date on which Distributions are to be paid, or on which any action with respect to the Common Securities required under the Declaration is to be taken, is not a Business Day, then Distributions payable on that date will be paid, and the relevant action will be taken, on the next succeeding Business Day, and no interest or payment will be paid in respect of the delay, except that if that Business day is in the next succeeding calendar month or calendar year, as applicable, the Distribution will be paid, and the relevant action will be taken, on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The Sponsor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures (each such deferral, a "Deferral Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with additional Distributions thereon (to the extent permitted by applicable law) (i) at the Distribution Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and,
(ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all Distributions after __________, 2004 [insert stock purchase date], in each case compounded quarterly during any such Deferral Period. Prior to the termination of any such Deferral Period, the Sponsor may further extend such Deferral Period; provided that such Deferral Period

                                     A-2-4
together with all such previous and further deferrals thereof may not extend beyond the maturity of the Debentures under the Indenture. Payments of deferred and additional Distributions will be payable on an Interest Payment Date (as defined in the Indenture) elected by the Sponsor to Holders as they appear on the books and records of the Trust on the record date fixed for such Interest Payment Date. Upon the termination of any Deferral Period and the payment of all amounts then due, the Sponsor may commence a new Deferral Period, subject to the above requirements.

     Except as otherwise described in the Declaration, distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on ___, ___, ___ and ___ of each year, commencing on ___, 2002, to Holders of record one Business Day prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. In the event that any Person other than the original Holders of record or the Successor to such original Holder of record of the Common Securities becomes a Holder of record and the Common Securities are not in book-entry from, the record dates for the Common Securities will be the close of business on the 15/th/ day (whether or not a Business Day) prior to the relevant Payment Dates.

                                     A-2-5

                                  ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:



     (Insert assignee's social security or tax identification number)



        (Insert address and zip code of assignee)


     and irrevocably appoints


agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Dated:                               Signature:


                                 Signature Guarantee:


(Sign exactly as your name appears on the other side of this Common Security Certificate)

                                     A-2-6

                                   EXHIBIT B


                             SPECIMEN OF DEBENTURE

                                   EXHIBIT C

                         FORM OF REMARKETING AGREEMENT


                           Prudential Financial, Inc.
                      Prudential Financial Capital Trust I

                            ____% Capital Securities
                    of Prudential Financial Capital Trust I
               stated liquidation amount $50 per Capital Security

                              ------------------



                             REMARKETING AGREEMENT

                                                                          [DATE]

[NAME OF REMARKETING AGENT]

________________________________

________________________________

Ladies and Gentlemen:

          [NAME OF REMARKETING AGENT], a ___________________ (the "Remarketing Agent"), is undertaking to remarket ____% Capital Securities (stated liquidation amount $50 per Capital Security) (the "Capital Securities"), issued by Prudential Financial Capital Trust I, a statutory business trust formed under Delaware law (the "Trust"), pursuant to the Purchase Contract Agreement between Prudential Financial, Inc., a New Jersey corporation (the "Company" and together with the Trust, the "Issuers") and JPMorgan Chase Bank, as purchase contract agent (the "Purchase Contract Agent"), dated as of ____________, 2001 (the "Purchase Contract Agreement").

          The Capital Securities have been issued pursuant to and are governed by, the Declaration of Trust dated as of September 24, 2001, among the Company, as the sponsor, JPMorgan Chase Bank, as property trustee (the "Property Trustee"), Chase Manhattan Bank USA, National Association, as the Delaware Trustee (the "Delaware Trustee"), the administrative trustees named therein (the "Administrators") and the holders from time to time of the beneficial interests in the assets of the Trust, as subsequently amended and restated by the Amended and Restated Declaration of Trust dated as of ____________, 2001, among such parties (together, the "Declaration").

          Each Capital Security was issued as part of a unit (the "Unit") that initially also included a contract (a "Purchase Contract") under which the holder will purchase from the Company on ____________, 2004, [insert stock purchase date] a number of shares (the "Issuable Common Stock") of Common Stock, par value $0.01 per share, of the Company (the "Common

Stock"), equal to the Settlement Rate as set forth in the Purchase Contract Agreement. In accordance with the terms of the Purchase Contract Agreement, the Capital Securities constituting a part of the Units have been pledged by the Purchase Contract Agent, on behalf of the holders of the Units, to JPMorgan Chase Bank, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, dated as of ____________, 2001 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent, the Collateral Agent and JPMorgan Chase Bank, as custodial agent (the "Custodial Agent") and securities intermediary ("Securities Intermediary"), to secure the holders' obligation to purchase Common Stock under the Purchase Contracts. The Capital Securities are guaranteed by the Company on a senior unsecured basis, subject to certain restrictions (the "Guarantee"). The Units were offered and sold in connection with the reorganization of The Prudential Insurance Company of America ("Prudential"), a mutual life insurance company organized under the laws of the State of New Jersey, into a stock life insurance company in a demutualization process (the "Demutualization").

          The proceeds of the sale of the Capital Securities and the common securities of the Trust (the "Common Securities" and together with the Capital Securities, the "Trust Securities") have been invested by the Trust in ____% Debentures due ____________, 2006 of the Company (the "Debentures") issued pursuant to an Indenture dated as of ____________, 2001 (the "Base Indenture"), between the Company and JPMorgan Chase Bank, as trustee (the "Debenture Trustee"), as supplemented by the First Supplemental Indenture, dated as of ____________, 2001 ("Supplemental Indenture No. 1," and, together with the Base Indenture and all other amendments and supplements thereto in effect on the date hereof, the "Indenture"), between the Company and the Debenture Trustee.

          Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, the Pledge Agreement, the Indenture and the Underwriting Agreement between the Company, the Trust, Prudential and the several underwriters listed therein, dated as of ___, 2001, entered into in connection with the initial public offering of the Units (the "Underwriting Agreement"), as the case may be.

          The Remarketing (as defined below) of the Capital Securities is provided for in the Purchase Contract Agreement. As used in this Agreement, "Transaction Documents" shall mean, collectively, the Purchase Contract Agreement, the guarantee agreements with respect to the Trust Securities (the "Guarantee Agreements"), the Declaration, the Indenture, the Pledge Agreement and this Agreement; the term "Remarketed Capital Securities" means the Capital Securities subject to the Remarketing as notified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, on the eighth Business Day prior to the Initial Remarketing Date; the term "Remarketing Procedures" means the procedures in connection with the Remarketing of the Capital Securities, described in the Purchase Contract Agreement, the Pledge Agreement and the Declaration, as the case may be; the term "Remarketing" means the remarketing of the Remarketed Capital Securities within the Initial Remarketing Period and any Subsequent Remarketing Period, as the case may be, pursuant to the Remarketing Procedures; the term "Initial Remarketing Date" means ____________, 2004, being the settlement date of the initial Remarketing; "Initial Remarketing Period" means the five Business-Day Period ending on the third Business Day prior to the Initial Remarketing Date; "Subsequent Remarketing Date" means each _____, _____, _____, _____, _____ and _____, 2004; "Subsequent Remarketing

Period" means the five Business-Day period ending on the third Business Day prior to any Subsequent Remarketing Date; the term "Instruments" means the Remarketed Capital Securities, the Purchase Contracts, the Trust Securities, the Units, the Debentures, the Issuable Common Stock and the Securities Guarantees. Unless the context otherwise requires, following a Dissolution Event, all references herein to the Capital Securities, shall be deemed to refer to the Debentures.

          SECTION 1. Appointment and Obligations of the Remarketing Agent. [TO
                     ----------------------------------------------------
BE REVISED IF REMARKETING AGENT AND RESET AGENT ARE SEPARATE ENTITIES] (a) The Company and the Trust (the "Issuers") hereby appoint ________________________ as exclusive Remarketing Agent and [____________ as exclusive] Reset Agent. _______________hereby accepts appointment as Remarketing Agent and [______________ hereby accepts appointment as] Reset Agent, for the purpose of
(i) Remarketing Remarketed Capital Securities on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agent and Reset Agent[, respectively,] in the Remarketing Procedures and the Declaration, all in accordance with and pursuant to the Remarketing Procedures and the Declaration.

               (b) The Remarketing Agent agrees [(i)] to use commercially reasonable best efforts to remarket the Remarketed Capital Securities tendered or deemed tendered to the Remarketing Agent in the Remarketing, [and the Reset Agent agrees (i)] [(ii)] to notify the Issuers, the Depositary, the Purchase Contract Agent, the Property Trustee and the Debenture Trustee promptly of the Reset Rate in accordance with the Declaration and [(ii)] [(iii)] to establish the Reset Rate and [both the Remarketing Agent and the Reset Agent agree to] carry out such other duties as are assigned to the Remarketing Agent and Reset Agent[,respectively,] in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures and the Declaration.

               (c) During the Initial Remarketing Period and any Subsequent Remarketing Period, as the case may be, the Remarketing Agent shall use its reasonable best efforts to remarket, at a price equal to 100.5% of the Remarketing Value, the Remarketed Capital Securities tendered or deemed tendered for purchase.

               (d) If, as a result of the efforts described in Section l(b), the Remarketing Agent determines, after consultation with the Issuers, that it will be able to remarket all Remarketed Capital Securities tendered or deemed tendered for purchase at a price of 100.5% of the Remarketing Value prior to 4:00 P.M., New York City time, on any day during the Initial Remarketing Period, the Remarketing Agent, after consultation with the Issuers, shall (i) determine the Reset Rate (as defined in the Declaration), that will enable it to remarket all Remarketed Capital Securities tendered or deemed tendered for Remarketing and (ii) commit to purchase and, on the Initial Remarketing Date, shall purchase, the Agent-purchased Treasury Consideration.

               (e) If the Remarketing Agent cannot remarket the Capital Securities during the Initial Remarketing Period, settling on the Initial Remarketing Date, the Remarketing Agent will continue to attempt to remarket the Capital Securities until the

     Stock Purchase Date in accordance with the Remarketing Procedures, settling on a Subsequent Remarketing Date, provided that (i) the notice of any Subsequent Remarketing cannot be given until the Failed Remarketing notice has been published in accordance with the Remarketing Procedures in respect of any immediately preceding Failed Remarketing and (ii) the last Subsequent Remarketing Date must fall no later than on the Business Day immediately preceding the Stock Purchase Date.

               (f) If, by 4:00 P.M., New York City time, on the final day of the Initial Remarketing Period or the final day of any Subsequent Remarketing Period, as the case may be, the Remarketing Agent is unable to remarket all Remarketed Capital Securities tendered or deemed tendered for purchase, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall, on such date, so promptly notify by telephone (promptly confirmed in writing) the Depositary, the Purchase Contract Agent, the Debenture Trustee, the Issuers, the Collateral Agent, the Custodial Agent and the Property Trustee.

               (g) If by 4:00 p.m., New York City time, on the Business Day immediately preceding _________, 2004 [Insert stock purchase date], the Remarketing Agent, in spite of using its commercially reasonable best efforts, fails to remarket all of the Capital Securities tendered or deemed tendered for purchase, the "Last Failed Remarketing" will be deemed to have occurred. In this case, the Remarketing Agent shall so promptly notify by telephone (promptly confirmed in writing) the Depositary, the Purchase Contract Agent, the Debenture Trustee, the Issuers, the Collateral Agent, the Custodial Agent and the Property Trustee.

               (h) If there is a successful Remarketing, by approximately 4:30 P.M., New York City time, on the day of the successful Remarketing within the Initial Remarketing Period or the given Subsequent Remarketing Period, as the case may be, the Reset Agent shall promptly notify by telephone (promptly confirmed in writing) the Issuers, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Property Trustee, the Depositary and the Debenture Trustee of the Reset Rate determined in the Remarketing.

               (i) If there is a successful Remarketing, in accordance with the Depositary's normal procedures, on the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be, the transactions described above with respect to each Capital Security tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Capital Securities delivered by book-entry as necessary to effect purchases and sales of such Capital Securities.

               (j) If there is a successful Remarketing, on the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be, the tender and settlement procedures set in this Section 1, including provisions for payment by purchasers of the Capital Securities in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the

     Capital Securities at the time of the Remarketing, to facilitate the tendering and remarketing of the Capital Securities in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

               (k) If there is a successful Remarketing, on the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be, the Remarketing Agent shall remit to the Collateral Agent through the Purchase Contract Agent the Agent-purchased Treasury Consideration.

               (l) If there is a successful Remarketing, on the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be, the Remarketing Agent shall retain as a remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds from the sale of the Remarketed Capital Securities and shall remit (i) the remaining portion of the balance attributable to the Separate Capital Securities to the Collateral Agent for distribution to the holders of the Separate Capital Securities that were remarketed and (ii) the remaining portion of the balance to the Purchase Contract Agent for distribution to the holders of the Remarketed Capital Securities in accordance with the Purchase Contract Agreement.

               (m) The Company, the Trust and the Remarketing Agent hereby agree that any Remarketing of the Capital Securities may settle later than in a three Business-Day cycle, but in no event later than on the third Business Day after the end of the Initial Remarketing Period or any Subsequent Remarketing Period, as the case may be.

          SECTION 2.  Representations, Warranties and Agreements of the Issuers.
                      ---------------------------------------------------------
[TO BE NEGOTIATED WITH THE REMARKETING AGENT]

          SECTION 3.  Fees and Expenses. [TO BE NEGOTIATED WITH THE REMARKETING
                      -----------------
AGENT]

          SECTION 4.  Further Agreements of the Issuers. [TO BE NEGOTIATED WITH
                      ---------------------------------
THE REMARKETING AGENT].

          SECTION 5.  Conditions to the Remarketing Agent's Obligations. [TO BE
                      -------------------------------------------------
NEGOTIATED WITH THE REMARKETING AGENT]

          SECTION 6.  Indemnification and Contribution. [TO BE NEGOTIATED WITH
                      --------------------------------
THE REMARKETING AGENT]

          SECTION 7.  Resignation and Removal of the Remarketing Agent. [TO BE
                      ------------------------------------------------
NEGOTIATED WITH THE REMARKETING AGENT]

          SECTION 8.  Dealing in the Remarketed Capital Securities. [TO BE
                      --------------------------------------------
NEGOTIATED WITH THE REMARKETING AGENT]

          Remarketing Agent's Performance; Duty of Care; Supervising
          ----------------------------------------------------------
Obligations. [TO BE NEGOTIATED WITH THE REMARKETING AGENT]

          SECTION 9.  Termination. [TO BE NEGOTIATED WITH THE REMARKETING AGENT]
                      -----------

          SECTION 10.  Notices. Except as otherwise stated herein, all
                       -------
statements, requests, notices and agreements hereunder shall be in writing, and if to the Remarketing Agent shall be delivered or sent by mail or facsimile transmission to ____________________________; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Treasurer; if to the Trust shall be delivered or sent by mail or facsimile transmission to: Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Building 4, 3rd Floor, Newark, Delaware 19713, Attention: Institutional Trust Services; if the Property Trustee shall be delivered or sent by mail or facsimile transmission to JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001 facsimile: (212) 946-8158, Attention: Institutional Trust Services; if to the Debenture Trustee shall be delivered or sent by mail or facsimile transmission to JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, facsimile: (212) 946-8158, Attention: Institutional Trust Services; if to the Purchase Contract Agent shall be delivered or sent by mail or facsimile transmission to JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, facsimile: (212) 946-8158, Attention:
Institutional Trust Services; and if to the Collateral Agent or the Custodial Agent shall be delivered or sent by mail or facsimile transmission to JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, facsimile: (212) 946-8158, Attention: Institutional Trust Services.

          Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          SECTION 11.  Successors and Assigns. This Agreement shall be binding
                       ----------------------
upon, and inure solely to the benefit of, the Remarketing Agent, the Company and the Trust to the extent provided in Sections 6 and [ ] hereof, the officers and directors of the Company and the Trust and each person who controls the Company, the Trust or the Remarketing Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Capital Securities from the Remarketing Agent shall be deemed a successor or assign by reason merely of such purchase.

          SECTION 12.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                       -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 13.  Jurisdiction. The Issuers hereby submit to the
                       ------------
nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          SECTION 14.  Counterparts. This Agreement may be executed in one or
                       ------------
more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          SECTION 15.  Headings. The headings herein are inserted for
                       --------
convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement among the Company, the Trust, the Purchase Contract Agent and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              PRUDENTIAL FINANCIAL, INC.

                              By:_____________________________
                                   Name:
                                   Title:



                              PRUDENTIAL FINANCIAL CAPITAL
                              TRUST I

                              By:_____________________________
                                   Name:
                                   Title:



                              JPMORGAN CHASE BANK
                              as Purchase Contract Agent

                              By:_____________________________
                                   Name:
                                   Title:

Accepted:

[NAME OF REMARKETING AGENT]
as Remarketing Agent


By:____________________________
     Authorized Representative

[NAME OF RESET AGENT]
as Reset Agent

By:____________________________
     Authorized Representative